April 2, 2015

VIA FEDEX AND ELECTRONIC MAIL

SUNTRUST BANK,
as First Lien Collateral Agent
3333 Peachtree Street, N.E.
Atlanta, GA 30326
Attention: Yann Pirio

U.S. Bank National Association,
as Second Lien Collateral Agent
1420 5th Avenue, 7th Floor
Seattle, WA 98101
Attention: Diana Jacobs

RE: American Eagle Energy Corporation

NOTICE OF RESIGNATION AS CONTROL AGENT

Reference is made to that certain Intercreditor Agreement dated as of August 27, 2014, among American Eagle Energy Corporation, as the Company, SunTrust Bank, as the First Lien Collateral Agent, U.S. Bank National Association, as the Second Lien Collateral Agent, and SunTrust Bank as the Control Agent (the "Intercreditor Agreement").

Pursuant to the Section 5.5(f) of the Intercreditor Agreement, SunTrust Bank hereby gives 30 days' prior written notice of its resignation as Control Agent under the Intercreditor Agreement. Unless replaced earlier, the effective date of such resignation shall be May 1, 2015.

SUNTRUST BANK, as Control Agent

By: [signature]
Name: Scott Mackey
Title: Director

cc: American Eagle Energy Corporation
2549 W. Main Street, Suite 202
Littleton, CO 80120
Attention: Brad Colby, President and Chief Executive Officer

William R. Roberts, Esq.
Roberts & Olivia, LLC
2060 Broadway, Suite 250
Boulder, CO 80302